Exhibit 4.1
COMMON STOCK COMMON STOCK NUMBER SHARES VSCN- VISUAL SCIENCES, INC.
INCORPORATED UNDER THE LAWS CUSIP 92845H 10 8 OF THE STATE OF DELWARE SEE REVERSE FOR CERTAIN DEFINITIONS THIS CERTIFIES THAT is the owner of By COUNTERSIGNED
FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $0.001 PER SHARE OF
U . S .
VISUAL SCIENCES, INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this certificate properly endorsed.
This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. STOCK
TRANSFER
WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.
AUTHORIZED AND
REGISTERE
D:
Dated:
TRANSFER CORPORATION
AND REGISTRAR,
SIGNATURE
SECRETARY PRESIDENT AND CHIEF EXECUTIVE OFFICER AGENT

V ISUAL S CIENCES , I NC . A statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights as established, from time to time, by the Certificate of Incorporation of the Corporation and by any certificate of determination, and the number of shares constituting each class and series and the designations thereof, may be obtained by the holder hereof upon written request and without charge from the Secretary of the Corporation at the principal office of the Corporation. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common UNIF GIFT MIN ACT – Custodian (Cust) (Minor) TEN ENT – as tenants by the entireties JT TEN – as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act (State)
in common UNIF TRF MIN ACT – Custodian (until age ) (Cust) under Uniform Transfer (Minor ) to Minors Act (State) Additional abbreviations may also be used though not in the above list. For Value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING CODE, OF ASSIGNEE POSTAL ZIP Shares of the Common Stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated X X
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed: By THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.